UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 28, 2021

The Joint Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-36724	90-0544160
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

16767 N. Perimeter Drive, Suite 110

Scottsdale, AZ 85260

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(480) 245-5960

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	JYNT	The NASDAQ Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

The 2021 annual meeting of stockholders of The Joint Corp. (the “Company”) was held on May 28, 2021. Set forth below is a brief description of each matter voted on at the meeting and the final voting results.

Proposal 1. The election of seven members of the Company’s board of directors for terms expiring at the 2022 annual meeting of stockholders. In accordance with the results below, each nominee was elected to serve as a director.

	Votes For	Votes Against	Abstentions
Matthew E. Rubel	9,191,423	440,414	25,000
James H. Amos, Jr.	9,069,921	569,034	17,882
Ronald V. DaVella	7,509,182	2,122,423	25,232
Suzanne M. Decker	9,613,537	25,522	17,778
Peter D. Holt	9,623,820	15,239	17,778
Abe Hong	9,614,560	24,395	17,882
Glenn J. Krevlin	9,625,096	13,963	17,778

Proposal 2. The approval, on a non-binding advisory basis, of the compensation of the named executive officers as disclosed pursuant to Item 402 of Regulation S-K in the Company’s proxy statement for the 2021 annual meeting of stockholders. In accordance with the results below, the proposed resolution was approved.

Votes For	Votes Against	Abstentions
9,495,583	128,623	32,631

Proposal 3. The ratification of the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. In accordance with the results below, the selection of BDO USA, LLP was ratified.

Votes For	Votes Against	Abstentions
12,076,785	1,781	23,999

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2021

The Joint Corp.

By	/s/ Peter D. Holt
Peter D. Holt
President and Chief Executive Officer